As filed with the Securities and Exchange Commission on March 19, 2021
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CENTRAL VALLEY COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	77-0539125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Central Valley Community Bancorp 7100 N. Financial Drive, Suite 101 Fresno, California 93720 (559) 298-1775
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_______________ James M. Ford President and Chief Executive Officer 7100 N. Financial Drive, Suite 101 Fresno, California 93720 (559) 298-1775
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_______________
Copy to: Mark A. Bonenfant, Esq. James K. Dyer, Esq. Buchalter A Professional Corporation 1000 Wilshire Boulevard, Suite 1500 Los Angeles, California 90017 (213) 891-0700
_______________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee *
Debt Securities (3)
Common Stock, no par value per share (3)
Preferred Stock, no par value per share (3)
Depository Shares (3)
Warrants (4)
Units (5)
Total	$100,000,000		$100,000,000
* Pursuant to Rule 457(p) of the Securities Act of 1933, as amended (“Securities Act”) the Registrant is applying the filing fee from Registration Statement No. 223876 in the amount of $12,450 toward the filing fee due for the securities registered under this Registration Statement.
(1)
The amount to be registered and proposed maximum aggregate offering price per unit are not specified as to each class of securities being registered pursuant to General Instruction II.D of Form S-3 under the Securities Act. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $100,000.

(2)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $100,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.
(3)	Such indeterminate principal amount of debt securities, preferred stock or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) without separate consideration upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder, or as shall be issuable pursuant to anti-dilution provisions. In the event we elect to offer to the public fractional interests in our shares of preferred stock registered hereunder, depositary shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.
(4)	Warrants may be sold separately or together with our debt securities, preferred stock, common stock or depositary shares. Includes an indeterminate number of our debt securities, shares of preferred stock, shares of common stock or depositary shares to be issuable upon the exercise of warrants for such securities.
(5)	Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.
__________________________
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 19, 2021
PROSPECTUS
$100,000,000
CENTRAL VALLEY COMMUNITY BANCORP
Debt Securities
Common Stock
Preferred Stock
Depository Shares
Warrants
Units
____________________
Central Valley Community Bancorp (the “Company”) may offer and sell from time to time up to $100 million of unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of common stock; shares of preferred stock; depositary shares; warrants to purchase other securities; and units consisting of any combination of the above securities. This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.
Our common stock is traded on the Nasdaq Capital Market under the symbol “CVCY.”
This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.
You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 6 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.
These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 19, 2021

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:
•this prospectus, which provides general information, some of which may not apply to your securities;
•    a prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and
•    if necessary, a pricing supplement, which describes the pricing terms of your securities.
If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:
•    the pricing supplement, if any;
•    the prospectus supplement; and
•    this prospectus.
We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, common stock, preferred stock, depositary shares, warrants or units consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100 million. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean Central Valley Community Bancorp, and its subsidiaries, and references to “Central Valley Community Bank” means the Company’s banking subsidiary and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission, or the “SEC.” Our SEC filings are available to the public on the SEC’s Internet site at https://www.sec.gov. You may also obtain these documents, free of charge, from Central Valley Community Bancorp at www.cvcb.com under the heading “SEC Filings.”
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s internet site listed above.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.
•    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 10, 2021;
•    The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A relating to the 2020 annual meeting of Shareholders, filed on April 3, 2020;
•    Current Reports on Form 8-K (other than those portions furnished under Items 2.02 or 7.01 of Form 8-K) filed January 22, 2021, January 27, 2021, February 4, 2021, and March 8, 2021; and,
•    The description of our common stock in the registration statement on Form S-8 filed November 20, 2000, (SEC File No.333-50276 ) as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed March 6 , 2020, together with any amendment or report filed for the purpose of updating such description.
We also incorporate by reference any future filings (other than any information contained in such filings that is deemed “furnished” in accordance with SEC rules, including but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits) made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.
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You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet site at https://www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:
Central Valley Community Bancorp
Corporate Secretary
7100 N. Financial Drive, Suite 101
Fresno, California 93720
(559) 298-1775

In addition, we maintain a corporate website, https://www.cvcb.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.
We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you such information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable supplement and the documents incorporated by reference into this prospectus may constitute certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act. In addition, the Company and its management may make other written or oral communications from time to time that contain certain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, “assume,” “plan,” “predict,” “forecast” or similar expressions or variations. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, potential future credit experience, perceived opportunities in the market, and statements regarding the Company’s mission and vision.
Forward-looking statements are subject to various risks and uncertainties, which change over time. Forward-looking statements are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the California, national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to the Company.
Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. The Company undertakes no obligation to revise the forward-looking statements contained in this prospectus or documents incorporated by reference to reflect events after the time this prospectus is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.
Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate the Company. Any investor in the Company should consider all risks and uncertainties disclosed in our SEC filings under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at https://www.sec.gov.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

THE COMPANY
The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. As of December 31, 2020, we had consolidated total assets of approximately $2.004 billion, net loans of approximately $1.089 billion, total deposits of approximately $1.723 billion, and shareholders’ equity of approximately $245 million. We had 266 full-time equivalent employees as of March 1, 2021.
The Company provides a wide range of banking services through Central Valley Community Bank, its wholly-owned subsidiary. Central Valley Community Bank is a California state-chartered bank headquartered in Fresno, California and has been conducting business since 2000.
Central Valley Community Bank is a multi-community independent bank that offers a full range of commercial banking services to small and medium-sized businesses and their owners, managers and employees. It operates through 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.
Our lending activities are diversified and include commercial, real estate, construction and land development, and consumer loans. We generally lend in markets where we have a physical presence through our branch offices. We attract deposits throughout our market area with a customer-oriented product mix, competitive pricing and convenient locations. We offer a wide range of deposit products for business banking and retail markets. We offer a multitude of other products and services to complement our lending and deposit services.
Our principal executive office is located at 7100 N. Financial Drive, Suite 101, Fresno California, 93720, and our telephone number is (559) 298-1775.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.

REGULATION AND SUPERVISION
As a bank holding company controlling Central Valley Community Bank, Central Valley Community Bancorp is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”), and the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve”) under the BHCA applicable to bank holding companies. We are required to file reports with, and otherwise comply with the rules and regulations of the Federal Reserve and the SEC.
Central Valley Community Bank is a California state-chartered bank. The lending, investment, and other business operations of the bank are governed by California and federal law and regulations and the bank is prohibited from engaging in any operations not specifically authorized by such laws and regulations. Central Valley Community Bank is subject to extensive regulation by the California Department of Financial Protection and Innovation (“DFPI”), and by the Federal Deposit Insurance Corporation (“FDIC”), as its primary federal regulator and deposit insurer. The deposit accounts of Central Valley Community Bank are insured up to applicable limits by the FDIC under its Deposit Insurance Fund.
These regulatory authorities have extensive enforcement authority over the institutions that they regulate to prohibit or correct activities that violate law, regulation or a regulatory agreement or which are deemed to be unsafe or unsound banking practices. Enforcement actions may include the appointment of a conservator or receiver, the issuance of a cease and desist order, the termination of deposit insurance, the imposition of civil money penalties on the institution, its directors, officers, employees and institution-affiliated parties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the removal of or restrictions on directors, officers, employees and institution-affiliated parties, and the enforcement of any such mechanisms through restraining orders or other court actions. Any change in laws and regulations, whether by the DFPI, the FDIC, the Federal Reserve or through legislation, could have a material adverse impact on us, our operations and our shareholders.
Because Central Valley Community Bancorp is a holding company, its rights and the rights of its creditors and the holders of the securities we are offering under this prospectus to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that Central Valley Community Bancorp may ourselves be a creditor with recognized claims against the subsidiary.
In addition, dividends, loans and advances from Central Valley Community Bank to Central Valley Community Bancorp are restricted by California and federal law.
For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to the Company, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2020, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund that insures deposits of the Company, rather than for the protection of security holders.

USE OF PROCEEDS
The Company intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. The Company’s general corporate purposes will likely include support for organic growth, and may also include, among other things, financing possible acquisitions of branches or other financial institutions, diversification into other banking-related businesses, extending credit to, or funding investments in, our subsidiaries, repaying, reducing or refinancing indebtedness, or repurchasing our outstanding common stock.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies to support our growth, to fund our subsidiaries, or otherwise.

DESCRIPTION OF THE SECURITIES
This prospectus contains a summary of the debt securities, common stock, preferred stock, depositary shares, warrants and units that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Debt Securities
We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.
The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.
General
The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.
Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.
We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:
•    the form and title of the debt securities;
•    whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;
•    the principal amount of the debt securities;
•    the denominations in which the debt securities will be issued;
•    the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;
•    the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;
•    any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;
•    the place where the principal of, and premium, if any, and interest on any debt securities will be payable;
•    the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities will be payable;
•    the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;

•    any mandatory or optional redemption provisions;
•    the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;
•    any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•    any deletion from, changes of or additions to the covenants or events of default;
•    any changes to the terms and condition upon which the debt securities can be defeased or discharged;
•    any restriction or other provision with respect to the transfer or exchange of the debt securities;
•    the identity of any other trustee, paying agent and security registrar, if other than the trustee; and
•    any other terms of the debt securities.
We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served.
Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof.
Ranking of Debt Securities; Holding Company Structure
Senior Debt Securities
Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities
Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.
Holding Company Structure
The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.
Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries.

Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for Central Valley Community Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Central Valley Community Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.
Subordinated Debt Securities Intended to Qualify as Tier 2 Capital
Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital.
Among other things, the subordinated debt must:
•    be unsecured;
•    have a minimum original maturity of at least five years;
•    be subordinated to depositors and general creditors;
•    not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution;
•    not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and
•    not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:
•    default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;
•    default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;
•    default in the deposit of any sinking fund payment on the debt securities when due;
•    default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;
•    specified events in bankruptcy or insolvency; and
•    any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.
Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.
At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.
The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:
•    in the payment of any amounts due and payable or deliverable under the debt securities of that series; or
•    in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.
The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.
A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:
•    that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;
•    the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;
•    the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and
•    the indenture trustee fails to institute the proceeding within 60 days.
However, the holder of any debt security has the right to receive payment of the principal of (and premium, if any) and interest on, and any additional amounts in respect of, such debt security on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

Consolidation, Merger or Asset Sale
Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.
However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:
•    the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;
•    the remaining or acquiring person, association or entity assumes our obligations under the indentures; and
•    immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.
The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures.
Modification of Indentures
Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.
In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:
•    curing ambiguities or correcting defects or inconsistencies;
•    evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;
•    providing for a successor trustee;
•    qualifying the indentures under the Trust Indenture Act; and
•    complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded.
Discharging Our Obligations
We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.
Information Concerning the Indenture Trustee
Under provisions of the indentures and the Trust Indenture Act, if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company in accordance with the terms of the Indenture, or by the holders of a majority in aggregate principal amount of such series at any time.
Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise.
The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. However, no annual report is required to be submitted if no event described in Section 313(a) of the Trust Indenture Act has occurred within the 12 months preceding the reporting date.
Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action.
No Personal Liability of Officers, Directors, Employees or Shareholders
Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.
Form, Denominations and Registration; Global Securities; Book Entry Only System
Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange.
Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a “depositary”, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Global Securities,” for the procedures for transfer of interests in securities held in global form.

Subordination
The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.
In addition, we may make no payment on the subordinated debt securities in the event:
•    there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and
•    the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.
The subordinated notes will be subordinated in right of payment to the prior payment in full of all “senior debt”. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated debt will be entitled to receive any amounts under the subordinated debt. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization. These subordination provisions mean that if we are insolvent, a direct holder of a specific amount of our senior debt may ultimately receive more of our assets than a direct holder of the same amount of subordinated debt, and our creditor that is owed a specific amount may ultimately receive more of our assets than a direct holder of the same amount of subordinated debts.
In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of senior debt (as defined below) will be entitled to receive payment in full of all amounts due or to become due on or in respect of such senior debt, before any amount is made available for payment or distribution to the holders of the subordinated debt.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt, we will be in default on our obligations under the subordinated debt if we do not make the payment when due. This means that the trustee and the holders of subordinated debt can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Central Valley Community Bancorp whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Central Valley Community Bancorp for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:
(i)    any debt (a) for money borrowed by Central Valley Community Bancorp, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Central Valley Community Bancorp, or to secure the payment of revenue bonds issued for the benefit of Central Valley Community Bancorp whether contingent or otherwise;
(ii)    any debt of others described in the preceding clause (i) which Central Valley Community Bancorp has guaranteed or for which it is otherwise liable;
(iii)    the obligation of Central Valley Community Bancorp as lessee under any lease of property which is reflected on Central Valley Community Bancorp’s balance sheet as a capitalized lease; and

(iv)    any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).
“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Central Valley Community Bancorp to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Central Valley Community Bancorp and (4) the subordinated debt securities.
The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.
The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a “depositary” identified in the prospectus supplement or other offering materials relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:
•by the depositary to a nominee of the depositary;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or the nominee to a successor of the depositary or a nominee of the successor.
The specific terms of the depositary arrangement with respect to a series of global debt securities and material limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement or other offering materials.
Description of Common Stock
We are authorized to issue 80,000,000 shares of common stock, no par value. As of December 31, 2020, we had 12,509,848 shares of common stock outstanding.
Each share of common stock has the same rights, privileges and preferences as every other share of common stock, and there is no preemptive, conversion, redemption rights or sinking fund provisions applicable to our common stock. The designations and powers, preferences and rights and the qualifications, limitations or restrictions of the common stock are described below.
Dividends
Holders of our common stock are equally entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds. In no event will any stock dividends or stock splits or combinations of stock be declared on, or effected with respect to, our common stock then outstanding, if any, unless the shares of common stock are treated equally and identically, provided that, in the event of a dividend of common stock, shares of Common stock shall only be entitled to receive shares of common stock. The ability of our Board of Directors to declare and pay dividends on our common stock is subject to the laws of the state of California, applicable federal and state banking laws and regulations, and the terms of any senior securities (including preferred stock) we may then have outstanding. Our principal source of income is dividends that are declared and paid by our wholly owned banking subsidiary, Central Valley Community Bank, on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from Central Valley Community Bank.

Voting Rights
Each holder of common stock is entitled to one vote for each share of record held on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of preferred stock. Holders of common stock are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.
Liquidation Rights
In the event of the liquidation, dissolution or winding up of the Company, holders of our common stock any, are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.
Preemptive and Other Rights
Holders of our common stock are not entitled to any preemptive, subscription, redemption, exchange or conversion rights, and no sinking fund will be applicable to the common stock.
Our bylaws provide that special meetings of shareholders may only be called by our Chairman, our President, the board of directors or by the holders of not less than 10% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.
Our bylaws provide that shareholders seeking to make nominations of candidates for election as directors must provide timely notice of their intent. Notice of intention to make any nominations must be made in writing and delivered or mailed to the President of the Company not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice of intention to nominate must be mailed or delivered to the President of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail as permitted by the Bylaws, no notice of intention to make nominations will be required. The notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Company owned by the notifying shareholder.
Any vacancies in our board of directors and any directorships resulting from any increase in the number of directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum, by (a) a majority of the directors then in office, (b) by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, or by the unanimous written consent of a majority entitled to vote thereon, or (c) a sole remaining director. A vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, or by the unanimous written consent of a majority entitled to vote thereon.
New bylaws may be adopted or the bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Our bylaws also provide that except for changing the authorized number of directors, our Bylaws may be altered, amended or repealed by our board without prior notice to or approval by our shareholders. Accordingly, our board could take action to amend our bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Our articles of incorporation provide special voting requirements for certain business combinations. For this purpose a “Business Combination” is defined as (a) any merger of the Company with or into any other Company, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company; (b) any sale, lease, exchange or other disposition (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company; (c) any sale, lease, exchange or other disposition (in one transaction or a series of related transactions) to the

Company or any subsidiary of the Company of any assets in exchange for voting securities (or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities) constituting 5% or more of the outstanding securities of the Company after such exchange by any other corporation, person or entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company; or (d) any reclassification of securities, recapitalization or other transaction designed to decrease the number of holders of the Company’s voting securities remaining after any other Company, person or other entity has acquired 5% or more of the total voting power of the outstanding voting securities of the Company.
The affirmative vote required by this provision will be in addition to the vote of the holders of any class or series of stock of the Company otherwise required by law, or the articles of incorporation, or the resolution providing for the issuance of a class or series of stock which has been adopted by the board of directors, or any agreement between the Company and any national securities exchange.
No Business Combination shall be effected unless it is approved at an annual meeting or a special meeting of the Company’s shareholders called for that purpose. The affirmative vote in person or by proxy of the holders of not less than eighty percent (80%) of the voting power of the outstanding securities of the Company shall be required for approval of any such Business Combination. No Business Combination may be approved by action by written consent of the shareholders of the Company.
Additional voting requirements are required for a Business Combination with an Acquiring Entity (a corporation, person or other entity which the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company). Without the affirmative vote in person or by proxy of the holders of not less than one hundred percent (100%) of the outstanding voting securities of the Company, no Business Combination may be effected unless all of the following conditions, to the extent applicable, are fulfilled: (a) the Acquiring Entity shall not have acquired any voting securities, directly or indirectly, from the Company except in a Business Combination to which the these following requirements did not apply; (b) after the time when the Acquiring Entity became the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company, the Acquiring Entity shall not have (i) received the benefit, directly or indirectly, of any loans, advances, extensions of credit, guarantees, pledges or other financial assistance or tax benefits provided, directly or indirectly, by the Company, or (ii) made or caused to be made any major change in the Company’s business or equity capital structure without the unanimous approval of the directors of the Company then in office, and (c) a proxy statement complying with the requirements of the Securities Exchange Act of 1934, or any similar or superseding federal statute, as at the time in effect (whether or not the provisions of such act or statute shall be applicable to the Company) shall be mailed to shareholders of the Company for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which any of the directors may choose to state and an opinion of a reputable investment banking firm stating that the terms of the Business Combination are fair from the point of view of both the Company and the shareholders of the Company other than an Acquiring Entity.
The foregoing is qualified in its entirety by reference to our articles of incorporation and bylaws, both of which are on file with the SEC.
Section 1203 of the Corporations Code of California includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing in control or management of the Company. If an “interested person” makes an offer to purchase the shares of some or all of our shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If after receiving an offer from such an “interested person” we receive a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.
Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the DFPI has approved such acquisition of control. A person would be deemed to have acquired control of the Company if such person, directly or indirectly, has the power (a) to vote 25% or more of the voting power of the Company or (b) to direct or cause the direction of the management and policies of the Company. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of our outstanding common stock would be presumed to control the Company.

The BHCA generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company.
The foregoing provisions of California and federal law could make it more difficult for a third party to acquire a majority of our outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of our company or other changes in our management.
Listing
Our common stock is listed for trading on the NASDAQ Capital Market under the trading symbol “CVCY.”

Description of Preferred Stock
We are authorized to issue 10,000,000 shares of preferred stock, no par value.
The following summary contains a description of the general terms of the additional preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our articles of incorporation or the certificate of designation pursuant to applicable California law with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.
General
Our articles of incorporation permits our board of directors to authorize the issuance of up to 10,000,000 shares of preferred stock, no par value, in one or more series, without shareholder action. The board of directors can fix the number of shares to be included in each such series, and the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
•    the designation and stated value per share of the preferred stock and the number of shares offered;
•    the amount of liquidation preference per share;
•    the price at which the preferred stock will be issued;
•    the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•    any redemption or sinking fund provisions;

•    any conversion provisions; and
•    any other rights, preferences, privileges, limitations and restrictions on the preferred stock.
The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
We may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, which we call depositary shares. See “Description of Depositary Shares.”
Rank
Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:
•    senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);
•    equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and
•    junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.
Dividends
Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Our ability to pay dividends on our preferred stock is limited by the California and federal law.
Rights Upon Liquidation
If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Because we are a bank holding company, our rights, the rights of our creditors and of our shareholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
Redemption
We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.
On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our articles of incorporation.
Exchangeability
The terms on which shares of preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.
Unless otherwise indicated in a prospectus supplement, each series of preferred stock may be deposited with, or on behalf of, DTC or any successor depositary and represented by one or more global securities registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global securities will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Global Securities” for the procedures for transfer of interests in securities held in global form.

Description of Depositary Shares
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Depositary Shares
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $250,000,000.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•    the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•    the currency or currency units in which the offering price, if any, and the exercise price are payable;
•    the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•    any applicable anti-dilution provisions;
•    any applicable redemption or call provisions;
•    the circumstances under which the warrant exercise price may be adjusted;

•    whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•    any applicable material United States federal income tax consequences;
•    the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•    the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•    the designation and terms of the debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;
•    the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;
•    if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
•    if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•    the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•    if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•    information with respect to book-entry procedures, if any;
•    any anti-dilution provisions of the warrants;
•    any redemption or call provisions;
•    whether the warrants are to be sold separately or with other securities as parts of units; and
•    any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Units
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
•    the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•    any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•    the terms of the unit agreement governing the units;
•    United States federal income tax considerations relevant to the units; and
•    whether the units will be issued in fully registered or global form.
The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION
We may sell our securities in any of three ways (or in any combination thereof):
•    through underwriters or dealers;
•    directly to purchasers; or
•    through agents.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:
•    the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;
•    the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•    any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINIONS
The validity of the securities offered hereby will be passed upon for us by Buchalter, A Professional Corporation, Los Angeles, California.

EXPERTS
The consolidated balance sheets of the Company as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2020 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
Set forth below is an estimate of the approximate amount of fees and expenses which we may incur in connection with the issuance and distribution of the securities being registered, other than underwriting compensation.

Securities and Exchange Commission registration fee	*
Listing fees	**
Accounting fees and expenses	**
Legal fees and expenses	**
Blue Sky expenses	**
Printing	**
Trustee’s expenses	**
Fees of rating agencies	**
Transfer agent fees and expenses	**
Miscellaneous expenses	**
Total
______________________________
*    A registration fee of $12,450 was previously paid for the securities registered under registration statement no. 333-223876, filed March 23, 2018 “Prior Fee”. Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the registrant is applying the Prior Fee to the filing fee required by this registration ($10,910).
**    These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.
The California General Corporation Law (the “CGCL”) provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.
With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.
The articles of incorporation and bylaws of Central Valley Community Bancorp implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’ fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.
With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.
The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.
The Company presently maintains a policy of directors’ and officers’ liability insurance that provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.
The Company’s Bylaws provides that Central Valley shall indemnify its “agents”, as defined in Section 317 of the CGCL, to the full extent permitted by said Section, as amended from time to time, or as permitted by any successor statute to said Section.

Item 16.    Exhibits.
The list of exhibits filed as part of the Registration Statement are listed on the Exhibit Index incorporated by reference herein.

Item 17.    Undertakings.
The undersigned Registrant hereby undertakes:
(a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv)    any other communication that is an offer in the offering made by the registrant to the purchaser.
(b) That for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

EXHIBIT INDEX

1.1	Form of Underwriting Agreement of equity securities*
1.2	Form of Underwriting Agreement of debt securities*
2.4	The Agreement and Plan of Reorganization and Merger among Central Valley Community Bancorp, Central Valley Community Bank, and Sierra Vista Bank, dated April 28, 2016, attached as Exhibit 2.2 to the Form 8-K, filed April 29, 2016 and incorporated herein by reference.
2.5	The Agreement and Plan of Reorganization and Merger among Central Valley Community Bancorp, Central Valley Community Bank, and Folsom Lake Bank, dated April 27, 2017, incorporated by reference to Appendix A to the proxy statement-prospectus contained in the Amendment No. 1 to Form S-4, Registration Statement No. 333-218664, filed June 26, 2017 and incorporated herein by reference.
4.1	Indenture, dated as of August 17, 2006 between Service 1st Bancorp, as Issuer, and Wells Fargo Bank, National Association, as trustee, attached as Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.
4.2	Declaration of Trust for Service 1st Capital Trust I, dated as of August 17, 2006, between Wells Fargo Bank, National Association as trustee, and Central Valley Community Bancorp as successor through merger to Service 1st Bancorp, attached as Exhibit 4.3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.
4.3	Form of Indenture for Senior Debt Securities (including form of Note)
4.4	Form of Indenture for Subordinated Debt Securities (including form of Note)
4.5	Form of Deposit Agreement for Depositary Shares (including Form of Depositary Share Certificate)*
4.6	Form of Preferred Stock Certificate*
4.7	Form of Warrant Agreement (including Form of Warrant Certificate)*
4.8	Form of Unit Agreement*
5.1	Opinion of Buchalter, A Professional Corporation
8.1	Opinion of counsel as to certain federal income tax matters*
23.1	Consent of Crowe LLP
23.2	Consent of Buchalter, A Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page of this filing)
25.1	Form T-1 Statement of Eligibility of the trustee under the Indenture for Senior Debt Securities**
25.2	Form T-1 Statement of Eligibility of the trustee under the Indenture for Subordinated Debt Securities**
____________________
*    To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.
**    To be filed in accordance with Section 305(b)(2) by the Trust Indenture Act of 1939, as amended on Form 305B2 as applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Fresno, State of California, on March 19, 2021.
CENTRAL VALLEY COMMUNITY BANCORP

By:    /s/ David A. Kinross
    David A. Kinross
    Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Ford and David A. Kinross, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on March 19, 2021 in the capacities indicated.

Signatures	Title

/s/ DANIEL N. CUNNINGHAM Daniel N. Cunningham	Director and Vice Chairman of the Board
/s/ DANIEL J. DOYLE Daniel J. Doyle	Director and Chairman of the Board
/s/ F.T. “TOMMY” ELLIOT, IV F.T. “Tommy” Elliot, IV	Director
/s/ ROBERT J. FLAUTT Robert J. Flautt	Director
/s/ JAMES M. FORD James M. Ford	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ GARY D. GALL Gary D. Gall	Director
/s/ DAVID A. KINROSS David A. Kinross	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ANDRIANA D, MAJARIAN Andriana D. Majarian	Director
/s/ STEVEN D. MCDONALD Steven D. McDonald	Director
/s/ KAREN MUSSON Karen Musson	Director
/s/ LOUIS MCMURRAY Louis McMurray	Director
/s/ DOROTHEA D. SILVA Dorothea D. Silva	Director
/s/ WILLIAM S. SMITTCAMP William S. Smittcamp	Director